Exhibit 10(b)
LNB BANCORP, INC.
STOCK APPRECIATION RIGHTS PLAN
(Restated as of December 12, 2008)
ARTICLE 1
General Purpose of Plan; Definitions
     1.1 Name and Purposes. The name of this Plan is the LNB Bancorp, Inc. Stock Appreciation Rights Plan. The purpose of this Plan is to enable LNB Bancorp, Inc. and its Affiliates to: (i) attract and retain skilled and qualified officers and key employees who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities; (ii) motivate participants to achieve the long-term success and growth of the Company; and (iii) align the interests of the participants with those of the Company’s shareholders. In order to achieve this purpose, this Plan provides for the grant of stock appreciation rights related to the Company’s Common Shares.
     1.2 Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:
          (a) “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company, as determined by the Board of Directors in its discretion.
          (b) “Board of Directors” mean the Board of Directors of the Company, as constituted from time to time.
          (c) “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.
          (d) “Committee” means the committee administering this Plan as provided in Section 2.1.
          (e) “Common Shares” mean the common shares, $1.00 par value per share, of the Company.
          (f) “Company” means LNB Bancorp, Inc., a corporation organized under the laws of the State of Ohio and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to LNB Bancorp, Inc. or substantially all of the assets of LNB Bancorp, Inc. and that assumes the obligations of LNB Bancorp, Inc. under this Plan by operation of law or otherwise.
          (g) “Date of Grant” means the date on which the Committee grants an SAR.
          (h) “Director” means a member of the Board of Directors.

          (i) “Eligible Employee” is defined in Article 4.
          (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any lawful regulations or guidance promulgated thereunder.
          (k) “Exercise Price” means the exercise price per Share related to a Stock Appreciation Right.
          (l) “Fair Market Value” means the closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on any national securities exchange or automated quotation system on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not, or cease to be, traded on The Nasdaq Stock Market or any national securities exchange or automated quotation system, the “Fair Market Value” of Common Shares shall be determined pursuant to a reasonable valuation method prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with Code Section 409A and the guidance then-existing thereunder.
          (m) “Independent Director” means a Director who meets the definitions of the terms “independent director” set forth in The Nasdaq Stock Market, Inc. rules and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.
          (n) “Plan” means this LNB Bancorp, Inc. Stock Appreciation Rights Plan, as amended from time to time.
          (o) “Rule 16b-3” is defined in Article 11.
          (p) “Share” or “Shares” mean one or more of the Common Shares.
          (q) “Stock Appreciation Rights” and “SARs” mean any right to receive the appreciation in Fair Market Value of a specified number of Shares over a specified Exercise Price pursuant to an award granted under this Plan.
          (r) “Vested” means when the Stock Appreciation Right first becomes exercisable for payment. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2
Administration
     2.1 Authority and Duties of the Committee.
          (a) The Plan shall be administered by a Committee of at least three Directors who are appointed by the Board of Directors. Unless otherwise determined by the Board of Directors, the Compensation and Governance Committee shall serve as the Committee, and all of the members of the Committee shall be Independent Directors. Notwithstanding the requirement that the Committee consist exclusively of Independent Directors, no action or determination by the Committee or an individual then considered to be an Independent Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Independent Director, except to the extent required by applicable law.
          (b) The Committee has the power and authority to grant SARs pursuant to the terms of this Plan to Eligible Employees.
          (c) The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:
(i)	select the Eligible Employees to whom SARs are granted;

(ii)	determine the timing of SARs granted;

(iii)	determine the number of Shares relating to each SAR granted hereunder;

(iv)	determine the other terms and conditions, not inconsistent with the terms of this Plan, of any SAR granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria applicable to an SAR, and any restriction or limitation regarding any Stock Appreciation Right, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(v)	determine whether any conditions or objectives related to SARs have been met;

(vi)	subsequently modify or waive any terms and conditions of SARs, not inconsistent with the terms of this Plan;

(vii)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(viii)	promulgate such administrative forms as it from time to time deems necessary or appropriate for administration of the Plan;

(ix)	construe, interpret, administer and implement the terms and provisions of this Plan,

any SAR and any related agreements;
(x)	correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any SAR and any related agreements; and

(xi)	otherwise supervise the administration of this Plan.
          (d) Notwithstanding the foregoing, all decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its shareholders and participants, but may be made by their terms subject to ratification or approval by, the Board of Directors, another committee of the Board of Directors or shareholders.
          (e) The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.
     2.2 Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes of plan administration at the expense of the Company.
     2.3 Limitation of Liability. Members of the Board of Directors, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
ARTICLE 3
Limitations on Total SARs Granted Under the Plan
     3.1 Total Stock Appreciation Rights Limit. Subject to the provisions of this Article, SARs may not be granted for more than an aggregate of 50,000 Shares under this Plan.
     3.2 Participant Limit. SARs may not be granted to any participant in any fiscal year for more than a maximum of 10,000 Shares under this Plan.
     3.3 SARs Not Exercised. If any outstanding SAR, or portion thereof, expires, or is terminated, canceled or forfeited without being exercised, the number of Shares related to such expired, terminated, canceled or forfeited SAR, or portion thereof, shall no longer count toward the limit expressed in Section 3.1 and shall again be available for the grant of SARs under this Plan.
     3.4 Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of SARs, (ii) the number and type of Shares (or other securities or other property) subject to outstanding SARs, (iii) the limitations set forth above and (iv) the purchase or exercise price or any performance objective with respect to any SAR; provided, however, that the number of Shares or other securities covered by any SAR or to which such SAR relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with Section 409A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder.
ARTICLE 4
Participants
     4.1 Eligibility. Officers and all other key employees of the Company or any of its Affiliates (each an “Eligible Employee”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan.
     4.2 Plan Agreements. SARs are contingent upon the participant’s execution of a written agreement in a form prescribed by the Committee. Execution of a plan agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the SAR set forth in such agreement and of the terms and conditions of the Plan applicable to such SAR. Plan agreements may differ from time to time and from participant to participant.
ARTICLE 5
Grant of Stock Appreciation Rights
     5.1 SAR Grant and Agreement. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.
     5.2 Terms and Conditions of SARs. Stock Appreciation Rights will be subject to the following terms and conditions:
          (a) Term. Any unexercised portion of a Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.
          (b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

          (c) Exercise Price. Subject to Section 3.4, the Exercise Price of a Stock Appreciation Right will never be less than 100% of the Fair Market Value of the related Shares on the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee; provided, however, that such formula or method will provide for a minimum Exercise Price equal to the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Appreciation Right may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Nothing in this Section 5.2(c) shall be construed as limiting the Committee’s authority to grant premium price Stock Appreciation Rights which do not become exercisable until the Fair Market Value of the related Shares exceeds a specified percentage (e.g., 110%) of the Exercise Price; provided, however, that such percentage will never be less than 100%.
          (d) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of projected tax withholding requirements pursuant to Article 10, the holder of the Stock Appreciation Right is entitled to receive payment in cash equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price of the SAR multiplied by the number of Stock Appreciation Rights being exercised. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Exercise Price of the SAR, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
          (e) SAR Payable Solely in Cash. All Stock Appreciation Rights granted under this Plan shall be settled solely in cash, subject to the withholding requirements of this Plan. No Shares shall be issued, paid or delivered under this Plan or any SAR, and no Shares shall be reserved by the Company for such purpose.
          (f) Early Termination Prior to Expiration. If the employment of an optionee with the Company or its Affiliates terminates for any reason, all unexercised Stock Appreciation Rights may be exercised only in accordance with rules established by the Committee or as specified in the relevant agreement evidencing such Stock Appreciation Rights. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of such Stock Appreciation Rights.
     5.3 Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan, as are determined from time to time by the Committee.
     5.4 Special Limitations. Unless an SAR agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and all Stock Appreciation Right awards shall be construed and administered accordingly.

ARTICLE 6
Transfers and Leaves of Absence
     6.1 Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.
     6.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:
          (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;
          (b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and
          (c) any other absence determined by the Committee in its discretion not to constitute a termination of employment.
ARTICLE 7
Effect of Change in Control
     7.1 Change in Control Defined. “Change in Control” means the occurrence of any of the following:
          (a) If individuals who, on the effective date of this Plan, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that:
(i)	any person becoming a director subsequent to the effective date of this Plan, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection by such Incumbent Directors to such nomination), shall be deemed to be an Incumbent Director, and

(ii)	no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;
          (b) If any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner”

(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board of Directors (the “Company Voting Securities”); provided, however, that the events described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions of Company Voting Securities:
(i)	by the Company or any Subsidiary,

(ii)	by any employee benefit plan sponsored or maintained by the Company or any Subsidiary or by any employee stock benefit trust created by the Company or any Subsidiary,

(iii)	by any underwriter temporarily holding securities pursuant to an offering of such securities,

(iv)	pursuant to a Non-Qualifying Transaction (as defined in paragraph (c), below), or

(v)	a transaction (other than one described in paragraph (c), below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this subparagraph (v) does not constitute a Change in Control under this paragraph (b);
          (c) The consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:
(i)	more than fifty percent (50%) of the total voting power of either (x) the corporation resulting from the consummation of such Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by Company Voting Securities that were outstanding immediately prior to such

Business Combination (or, if applicable, represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

(ii)	no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the

Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

(iii)	at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board of Director’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this Section 9.1(c) shall be deemed to be a “Non-Qualifying Transaction”); or
          (d) If the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets but only if, pursuant to such liquidation or sale, the assets of the Company are transferred to an entity not owned (directly or indirectly) by the Company’s shareholders.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty percent (20%) of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if (after such acquisition by the Company) such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.
     7.2 Effect of Change in Control. In the event of a Change in Control of the Company, the Committee shall have the right, in its sole discretion, to:
          (a) accelerate the exercisability of any or all SARs, notwithstanding any limitations set forth in the Plan or SAR agreement;
          (b) cancel any or all outstanding SARs in exchange for the value of the shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of Shares related to the SARs upon consummation of the transaction in question (the “Acquisition Consideration”), less the applicable exercise price therefor;
          (c) cause the holders of any or all SARs to have the right thereafter and during the term of the SAR to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of Common Shares to which the SAR relates, less the applicable exercise price therefor, or to convert such SAR into an appreciation right relating to the surviving or new corporation in the transaction; or
          (d) take such other action as it deems appropriate to preserve the value of the SAR to the Participant.
The Committee may provide for any of the foregoing in an SAR agreement in advance, may provide for any of the forgoing in connection with a Change in Control, or do both. Alternatively, the Committee shall also have the right to require any purchaser of the Company’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.
          The manner of application and interpretation of the foregoing provisions of this Section 7.2 shall be determined by the Committee in its sole and absolute discretion.
ARTICLE 8
Transferability of SARs
     8.1 SARs Are Non-Transferable. Except as provided in Section 8.2, SARs are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any SAR shall be null and void.
     8.2 Inter-Vivos Exercise of SARs; Limited Transferability of Certain SARs. During a participant’s lifetime, SARs are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 8.1 to the contrary, the participant’s guardian or other legal representative. Notwithstanding Section 8.1 to the contrary, SARs may be transferred by will and by the laws of descent and distribution and to the extent required by a court order.
ARTICLE 9
Amendment and Discontinuation
     9.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:
          (a) which would materially and adversely affect the rights of a participant under any SAR granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and
          (b) without shareholder approval, if shareholder approval is required under applicable laws, regulations or exchange requirements.
Notwithstanding the foregoing, this Plan may be amended without affecting participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company, the Plan or participants; or (iii) avoid any unintended unfavorable tax effects for the Company, the Plan or participants.
     9.2 Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding SAR, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting SARs with an Exercise Price less than 100% of the Fair Market Value of the related Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

ARTICLE 10
Satisfaction of Projected Tax Liabilities
     10.1 In General. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section. The Company may withhold cash in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company to withhold federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an SAR or its disposition. Alternatively, the Company may require the holder to pay to the Company such amounts, in cash, promptly upon demand.
ARTICLE 11
General Provisions
     11.1 No Implied Rights to SARs or Employment. No potential participant has any claim or right to be granted an SAR under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any SAR thereunder shall be construed as giving any individual any right to continued employment with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an SAR agreement.
     11.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
     11.3 Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(a) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.
     11.4 Successors. All obligations of the Company with respect to SARs granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
     11.5 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
     11.6 Governing Law. To the extent not preempted by Federal law, this Plan and all SAR agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.
ARTICLE 12
Effective Date
     12.1 Effective Date. The effective date of this LNB Bancorp, Inc. Stock Appreciation Rights Plan is the date on which the Board of Directors approves it.
ARTICLE 13
Clawback of Plan Payments
     Notwithstanding any provision in the Plan to the contrary, in the event that a grant or grants, or payment or payments, are made to “senior executive officer(s)” (as that term is defined in accordance with Section 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (“EESA”)) and it is later determined that the grant or grants, or payment or payments, were based on materially inaccurate financial statements or on any other materially inaccurate performance metric criteria, then in such event, to the extent necessary to comply with Section 111(b)(2)(B) of EESA, shall the full amount of any and all payment(s) that have been made to such senior executive officer(s) become immediately due and owing to the Company, and the senior executive officer(s) who received such grant(s) or payment(s) shall forfeit or repay, as applicable, the full amount of such grant(s) or payment(s) to the Company, in accordance with and in a manner that complies with the requirements of Section 111(b)(2)(B) of EESA.